Exhibit 10.97

NOTE EXCHANGE AND SUBSCRIPTION AGREEMENT

THIS NOTE EXCHANGE AND SUBSCRIPTION AGREEMENT (this “Agreement”) is effective as of December 29, 2015 (the “Effective Date”) by Comstock Holding Companies, Inc., a Delaware corporation (the “Company”), and Stonehenge Funding, LC (the “Noteholder”). The Company and the Noteholder are sometimes referred to herein individually as a “Party” or collectively as the “Parties.”

ARTICLE I

EXCHANGE OF NOTE FOR PREFERRED STOCK

1.01 Exchange. Subject to the terms and conditions of this Agreement, on the Effective Date, the Noteholder hereby exchanges the Amended and Restated Senior Note No. 1A in the original principal amount of $4,500,000 issued by the Company to the Noteholder (as amended, extended, supplemented or otherwise modified, the “Note”) for 772,210 shares of the Company’s Series B Non-Convertible Preferred Stock (the “Preferred Stock”). The number of shares of Preferred Stock received by the Noteholder in exchange for the Note hereunder represents the principal amount outstanding plus all accrued but unpaid interest under the Note as of the Effective Date. The Note shall be delivered to the Company on the Effective Date and cancelled. Following the Effective Date, the Noteholder agrees to deliver a portion of the shares of the Preferred Stock, or other evidence of ownership of such shares of the Preferred Stock, to any party holding a participation interest in the Note.

1.02 Fair Market Values for Tax Reporting; Tax Indemnity.

(a). The Parties agree that the fair market value of the Note exchanged under this Agreement is $1,172,007 and that the fair market value of each share of Preferred Stock exchanged under this Agreement is $5.00. The balance due under the Note, as of December 31, 2015 is $3,861,050. Each Party agrees that all federal, state and local tax filings and reportings made by such Party in connection with the transactions contemplated by this Agreement shall be consistent with the foregoing agreed-upon fair market values.

(b) In consideration of the conversion of the Note to the Preferred Stock pursuant to this Agreement, the Company shall indemnify the Noteholder and any participants in the Note against, and reimburse the Noteholder and any participants in the Note for, any and all taxes imposed upon or incurred by the Noteholder or such participants solely as a result of the exchange and cancellation of the Note as provided in this Agreement. The Company shall reimburse the Noteholder and any participants as soon as practicable following the payment of such taxes by the Noteholder or such participant, but in any event no later than 30 days after the Company receives a written demand for said reimbursement from the Noteholder or such participant.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND UNDERSTANDINGS OF THE NOTEHOLDER

The Noteholder hereby represents and warrants to the Company as follows:

2.01 Ownership. The Noteholder is the sole record holder and beneficial owner of the Note bearing its name as payee. The Noteholder owns the Note free and clear of all liens, pledges, mortgages, charges, security interests or encumbrances of any kind whatsoever, except for certain participation interests in the Note sold to third parties. Except for any loan participation agreements with respect to the Note, the Noteholder is not a party to any agreement or arrangement which will impose any such encumbrance upon the Note as a result of the transactions contemplated hereby.

2.02 Power and Authority; Enforceability. The Noteholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding obligation of the Noteholder, and is enforceable against the Noteholder in accordance with its terms.

2.03 Approvals. No consent, approval, authorization or order of any person, entity, court, administrative agency or governmental authority is required for the execution, delivery or performance of this Agreement by the Noteholder.

2.04 Conflicts. The execution, delivery and performance of this Agreement by the Noteholder will not (a) conflict with, or result in a breach of, or constitute a default under, or result in violation of, any agreement or instrument to which the Noteholder is a party or by which the property of the Noteholder is bound or (b) result in the violation of any applicable law or order, judgment, writ, injunction, decree or award of any court, administrative agency or governmental authority.

2.05 Acquiring for Investment. The Noteholder is acquiring the Preferred Stock for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). The Noteholder will not, directly or indirectly, offer, sell, pledge or otherwise transfer its Preferred Stock, or any interest therein, except pursuant to transactions that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Noteholder understands and acknowledges that there is no public market for the Preferred Stock and it is unlikely that any public market will develop. There can be no assurance that the Noteholder will be able to sell or otherwise dispose of the Preferred Stock. The Noteholder acknowledges that it must bear the economic risk of the Noteholder’s investment in the Preferred Stock indefinitely, unless the Preferred Stock is registered pursuant to the Securities Act and any applicable state securities laws or an exemption from such registration is available, and that the Company has no present intention of registering any such Securities or any obligation to do so in the future.

2.06 Accredited Investor Status. The Noteholder is: (a) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act; (b) experienced in making investments of the kind contemplated by this Agreement; and (c) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Preferred Stock.

2.07 Access to Information; Advice. The Noteholder has had the opportunity to discuss the transactions contemplated hereby with the management of the Company and has had the opportunity to obtain such information pertaining to the Company as has been requested. The Noteholder understands that an investment in the Company involves substantial risks. The Noteholder (a) can bear the economic risk of losing its entire investment in the Company and has adequate means for providing for its current financial needs and contingencies and (b) has the financial acumen and sophistication to make an informed investment decision with respect to the transactions contemplated hereby and the Preferred Stock to be issued hereunder. The Noteholder is relying solely upon the advice of its own legal, tax and financial advisers with respect to the tax and other legal aspects of an investment in the Preferred Stock.

2.08 Exemption of Offering. The Noteholder understands that the Preferred Stock is being issued in reliance upon an exemption from the registration requirements of the Securities Act, and applicable state securities laws, and that the Company is relying upon the accuracy of, and the Noteholder’s compliance with, the Noteholder’s representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Noteholder as follows:

3.01 Organization. The Company is duly formed and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

3.02 Power and Authority; Enforceability. The Company has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement constitutes a legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms.

3.03 Approvals. Subject to the accuracy of the Noteholder’s representations and warranties herein, no consent, approval, authorization or order of, or filing or registration with, any governmental authority or other person is required to be obtained or made by the Company for the execution, delivery and performance of this Agreement or the consummation of any of the transactions contemplated hereby.

3.04 No Default. The Company and its subsidiaries are not, and, immediately after the consummation of the transactions contemplated hereby, none will be, in material default of (whether upon the passage of time, the giving of notice or both) any term of its certificate of incorporation or its bylaws or any provision of any equity security issued by the Company.

3.05 Securities Laws. All notices, filings, registrations, or qualifications under state securities or “blue sky” laws, that are required in connection with the offer, issuance, sale and delivery of the Preferred Stock pursuant to this Agreement, have been, or will be, completed by the Company.

ARTICLE IV

TRANSFER RESTRICTIONS

4.01 Transfer Restriction. Except as permitted by Section 1.01, the Preferred Stock may not be transferred without the consent of the Company.

4.02 Transfer of Preferred Stock. The Noteholder acknowledges that the shares of Preferred Stock are restricted securities and in addition to the restriction contained in Section 4.01 may be transferred only pursuant to: (a) an effective registration statement under the Securities Act and applicable state securities laws pertaining to such securities or an available exemption therefrom; and (b) Rule 144 of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule or rules are available.

4.03 Restrictive Legend. The Noteholder acknowledges and agrees that, upon issuance pursuant to this Agreement, the certificates representing the Preferred Stock shall have endorsed thereon a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS. TRANSFER OR THESE SECURITIES IS FURTHER RESTRICTED BY THE TERMS OF THE NOTE EXCHANGE AND SUBSCRIPTION AGREEMENT EFFECTIVE AS OF DECEMBER 28, 2015.”

ARTICLE V

MISCELLANEOUS PROVISIONS

5.01 Survival of Representations; Entire Agreement. All representations and warranties made by the Parties pursuant to this Agreement shall survive the execution and delivery of this Agreement. This Agreement and the related documents referred to herein constitute the entire understanding between the Parties with respect to the subject matter contained herein and therein and supersede any prior or contemporaneous understandings and agreements among them respecting such subject matter. Except as specifically set forth herein or therein, neither the Company nor the Noteholder makes any representation, warranty, covenant or undertaking with respect to such matters.

5.02 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its conflict of laws principles. Any suit brought hereunder shall be brought in the state or federal courts sitting in Fairfax County, Virginia, and the Parties hereby waive any claim or defense that such forum is not convenient or proper.

5.03 Amendments; Counterparts. This Agreement may be amended only by a written instrument duly executed by each of the Parties. This Agreement may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In order to facilitate execution of this Agreement, this Agreement may be duly executed and delivered by facsimile or other electronic transmission.

5.04 Further Assurances. The Parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

5.05 Notices. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the Parties at their respective addresses set forth below:

If to the Company:

Comstock Holding Companies, Inc.

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Attn: Chief Financial Officer

If to the Holder:

Stonehenge Funding, LC

1886 Metro Center Drive, 4th Floor

Reston, Virginia 20190

Attn: Chistopher Clemente

5.06 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

5.07 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

COMPANY:

Comstock Holding Companies, Inc.

By:
Name:	Christopher Conover
Title:	Interim Chief Financial Officer

HOLDER:

Stonehenge Funding, LC

By:
Name:	Christopher Clemente
Title:	Manager